Exhibit 99.1

FOR RELEASE AT 6:00 PM EDT	FOR MORE INFORMATION CONTACT
April 29, 2004	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Reports Strong First Quarter 2004 Financial Results;

Drilling Success Prompts Company to Expand Capital Expenditure Program

HOUSTON, April 29, 2004 – Cabot Oil & Gas Corporation (NYSE: COG) today announced results for the first quarter of 2004 including net income of $19.0 million, or $0.59 per share, cash flow from operations of $97.6 million and discretionary cash flow of $72.3 million. These results compare favorably with the first quarter results of 2003 when the Company reported a net loss of $39.2 million, or $1.23 per share, cash flow from operations of $59.5 million and discretionary cash flow of $67.6 million. Last year’s first quarter loss was driven by the Kurten field impairment ($54.4 million after tax) and the adoption of SFAS No. 143 “Accounting for Asset Retirement Obligations” ($6.8 million after tax). When analyzed another way, 2004’s first quarter net income per share of $0.59 compares very favorably to the full-year 2003 net income figure of $0.66 per share.

Higher realized commodity prices (after the impact of commodity hedges) offset the slight decline in equivalent production providing Cabot with a slight increase in quarterly revenue as in the comparable 2003 quarter. Specifically, the Company realized $5.21 per Mcf, a 15 percent increase over the comparable period in 2003. Oil prices were comparable with last year’s first quarter with a $30.99 per barrel realization in 2004 versus $30.88 per barrel for the first quarter of 2003.

Natural gas production rose between comparable periods, driven by a 1 Bcf Gulf Coast increase. In total, equivalent production for the quarter was 20.9 Bcfe (consistent with the Company’s published guidance) down slightly from the 21.9 Bcfe in the first quarter of last year. Overall production was lower due to reduced capital investment in our West Region for 2002 and 2003 and the previously disclosed decline in production (predominately oil) from the CL&F properties in south Louisiana.

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Management Comments

Dan O. Dinges, Chairman, President and Chief Executive Officer said: “With our drilling success in the first quarter, we anticipate a positive impact on our production expectations for the remainder of the year. Presently we have nine successful wells waiting for completion or facilities in our Gulf Coast region. Because of this success, we increased our 2004 capital program $10 million to $217 million for investments in facilities related to the recent discoveries and for the increasing cost of steel.”

Dinges added: “With our improved balance sheet, Cabot re-initiated its stock buyback program. In early April the Company repurchased 46,200 shares at a weighted average cost of $30.79 per share. In light of the recent reserve valuations surrounding asset acquisition opportunities, we believe our own stock is a better investment.”

Overall for the quarter, expenses were in line with expectations. The largest increase occurred in exploration expense where the Company made a sizeable investment in seismic for its Gulf Coast region. This data covers South Louisiana and offshore. Additionally, direct operations and DD&A expense increased $1.2 million and $1.0 million respectively.

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s 2004 first quarter financial and operating results discussion with financial analysts on April 30, 2004, at 9:30 AM EDT (8:30 AM CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687 (international (706) 645-9291), passcode 6683448. A replay will be available from Friday, April 30 through Friday, May 7, 2004.

The latest financial guidance, including the Company’s hedge positions, along with a replay of the webcast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; the East and an expansion effort in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

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Forward-Looking Statements

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

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OPERATING DATA

	Quarter Ended March 31,
	2004	2003
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
Gulf Coast	7.7	6.7
West	5.6	6.1
East	4.4	4.4

Total	17.7	17.2

Crude/Condensate
Gulf Coast	491	696
West	40	48
East	7	6

Total	538	750

Natural Gas Liquids	4	29

Equivalent Production (Bcfe)	20.9	21.9

PRICES
Average Produced Gas Sales Price ($/Mcf)
Gulf Coast	$5.14	$4.88
West	$4.83	$3.61
East	$5.80	$5.35
Total	$5.21	$4.55

Crude/Condensate Price ($/Bbl)
Gulf Coast	$30.70	$30.84
West	$34.34	$32.05
East	$31.86	$25.79
Total	$30.99	$30.88

WELLS DRILLED
Gross	38	25
Net	29.3	18.5
Gross Success Rate	100%	88%

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2004	2003
Operating Revenues
Natural Gas Production	$90,379	$77,710
Brokered Natural Gas	31,559	31,850
Crude Oil and Condensate	12,767	23,093
Other	1,899	3,263

	136,604	135,916
Operating Expenses
Brokered Natural Gas Cost	28,721	28,261
Direct Operations - Field and Pipeline	12,078	10,926
Exploration	16,144	13,391
Depreciation, Depletion and Amortization	26,812	25,844
Impairment of Long-Lived Assets	—	87,926
General and Administrative	6,716	6,595
Taxes Other Than Income	10,102	10,224

	100,573	183,167
Gain on Sale of Assets	59	560

Income (Loss) from Operations	36,090	(46,691)
Interest Expense and Other	5,377	5,625

Income (Loss) Before Income Taxes	30,713	(52,316)
Income Tax Expense (Benefit)	11,702	(19,940)

Net Income (Loss) Before Cumulative Effect of Accounting Change	19,011	(32,376)
Cumulative Effect of Accounting Change (1)	—	(6,847)

Net Income (Loss)	$19,011	$(39,223)

Net Earnings (Loss) Per Share - Basic	$0.59	$(1.23)
Average Common Shares Outstanding	32,398	31,837

(1)	Cumulative effect of accounting change relates to the adoption of SFAS 143, “Accounting for Asset Retirement Obligations.”

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CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	March 31, 2004	Dec. 31, 2003
Assets
Current Assets	$148,539	$121,396
Property, Equipment and Other Assets	916,702	902,805

Total Assets	$1,065,241	$1,024,201

Liabilities and Stockholders’ Equity
Current Liabilities	$184,581	$154,701
Long-Term Debt	270,000	270,000
Deferred Income Taxes	175,685	179,926
Other Liabilities	59,212	54,377
Stockholders’ Equity	375,763	365,197

Total Liabilities and Stockholders’ Equity	$1,065,241	$1,024,201

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended March 31,
	2004	2003
Cash Flows From Operating Activities
Net Income (Loss)	$19,011	$(39,223)
Cumulative Effect of Accounting Change	—	6,847
Change in Derivative Fair Value	5,619	544
Impairment of Long-Lived Assets	—	87,926
Income Charges Not Requiring Cash	27,076	25,705
Gain on Sale of Assets	(59)	(560)
Deferred Income Taxes	4,549	(27,010)
Changes in Assets and Liabilities	25,230	(8,073)
Exploration Expense	16,144	13,391

Net Cash Provided by Operations	97,570	59,547

Cash Flows From Investing Activities
Capital Expenditures	(35,711)	(21,321)
Proceeds from Sale of Assets	—	1,602
Exploration Expense	(16,144)	(13,391)

Net Cash Used by Investing	(51,855)	(33,110)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	6,656	498
Increase (Decrease) in Debt	—	(27,000)
Dividends Paid	(1,296)	(1,273)

Net Cash Provided (Used) by Financing	5,360	(27,775)

Net Increase (Decrease) in Cash and Cash Equivalents	$51,075	$(1,338)

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Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2004	2003
As Reported - Net Income (Loss)	$19,011	$(39,223)
Reversal of Selected Items, Net of Tax:
Impairment of Long-Lived Assets	—	54,426
Cumulative Effect of Accounting Change	—	6,847

Net Income Including Reversal of Selected Items	$19,011	$22,050

As Reported - Net Earnings (Loss) Per Share	$0.59	$(1.23)
Per Share Impact of Reversing Selected Items	—	1.92

Net Earnings Per Share Including Reversal of Selected Items	$0.59	$0.69

Average Common Shares Outstanding	32,398	31,837

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended March 31,
	2004	2003
Discretionary Cash Flow
As Reported - Net Income (Loss)	$19,011	$(39,223)
Plus:
Cumulative Effect of Accounting Change	—	6,847
Change in Derivative Fair Value	5,619	544
Impairment of Long-Lived Assets	—	87,926
Income Charges Not Requiring Cash	27,076	25,705
Gain on Sale of Assets	(59)	(560)
Deferred Income Taxes	4,549	(27,010)
Exploration Expense	16,144	13,391

Discretionary Cash Flow	72,340	67,620
Plus: Changes in Assets and Liabilities	25,230	(8,073)

Net Cash Provided by Operations	$97,570	$59,547